UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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AOL Inc.
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On May 29, 2012, AOL Inc. made available the following investor presentation materials.

MAY 2012 AOL Inc. Returning to Adjusted OIBDA Growth Through Revenue Growth & Expense Management

Forward-Looking Statements
This presentation may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”), filed with the Securities and Exchange Commission.  In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors.
Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” section contained in the Annual Report as well as, among other things: 1) changes in our plans, strategies and intentions; 2) continual decline in market valuations associated with our cash flows and revenues; 3) the impact of significant acquisitions, dispositions and other similar transactions; 4) our ability to attract and retain key employees; 5) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 6) market adoption of new products and services; 7) the failure to meet earnings expectations; 8) asset impairments; 9)
decreased liquidity in the capital markets; 10) our ability to access the capital markets for debt securities or bank financings; 11) the impact of “cyber-warfare” or terrorist acts and hostilities and 12) the approval of the patent transaction with Microsoft Corporation by antitrust authorities and the satisfaction of the other closing conditions to that transaction as well as to factors that could affect the manner, timing and amount of the return of any of the sale proceeds to AOL shareholders including the need for AOL to retain cash for its business or to satisfy liabilities.
Additional Information
In connection with the solicitation of proxies, AOL has filed with the Securities and Exchange Commission, a definitive proxy statement and other relevant documents concerning the proposals to be presented at AOL’s 2012 Annual Meeting of Stockholders.  The proxy statement contains important information about AOL and the 2012 Annual Meeting.  In connection with the 2012 Annual Meeting, AOL has mailed the definitive proxy statement to stockholders.  In addition, AOL files annual, quarterly and special reports, proxy statements and other information with the SEC.  You are urged to read the proxy statement and other information because they contain important information about AOL and the proposals to be presented at the 2012 Annual Meeting.  These documents are available free of charge at the SEC’s website (www.sec.gov) or from AOL at our investor relations website (http://ir.aol.com).  The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.
AOL and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from AOL’s stockholders in connection with the election of directors and other matters to be proposed at the 2012 Annual Meeting.  Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by AOL with the SEC.

• AOL was spun-off from Time Warner in December 2009. In 2010, the comparability of
AOL’s financial statements were impacted by the shutdown of unprofitable businesses that generated approximately $250 million in annual revenue as well as acquisitions and dispositions
• AOL has significantly improved both its revenue and expense trends, including returning advertising revenue to growth, and the result was that in Q1 2012 AOL’s Adjusted
OIBDA declined only $5 million year-over-year, its lowest decline in 5 years
• We believe Starboard’s analysis of the profitability of what they term our “Display
Operations” is incorrect as they allocate 100% of centralized technology and corporate infrastructure to only one part of AOL’s operations
• We believe Patch is an investment with a very large opportunity and that over the next
12 to 18 months the value of Patch will increase significantly benefitting from prior investment. We believe Starboard wants to shut down Patch immediately, which represents a short-sighted view that would reduce potential shareholder returns
Executive Summary
We believe AOL is on the path to returning to Adjusted OIBDA growth in 2013 driven both by ongoing revenue trend improvements and continued aggressive expense management, which results in significant operating leverage. AOL is trading at approximately 3x 2012 Adjusted OIBDA estimates
(1)
. As AOL returns to growth, we believe it is unlikely that AOL’s earnings multiple will remain substantially below the market multiples for growth
(1)
Pro forma for the receipt of $1.056 billion in patent proceeds

On February 7, 2011 AOL articulated its 5 Drivers To Return To Growth
(1)
1. Sustainable double-digit display growth
2. Meaningful Patch revenue growth
3. Acquisitions contributing meaningfully to growth
4. Moderation in Search and Subscription revenue decline
5. Strong expense controls
We have a path to Adjusted OIBDA growth in 2013
(1)
Statements made by AOL Chief Financial Officer and President of AOL Services, Artie Minson, on a February 7, 2011 conference call to announce the acquisition of The Huffington Post

AOL has made significant progress along our path to
Adjusted OIBDA growth
Adjusted OIBDA Growth Drivers Progress
Sustainable double-digit display growth 5 consecutive quarters of year-over-year AOL properties display revenue growth
Meaningful Patch revenue growth Grew Patch revenue over 100% year-over-year in
Q1 2012. We expect revenue of $40M to $50M
for 2012
Acquisitions contributing meaningfully to growth Acquisitions have been integrated and are contributing meaningfully towards results
Moderation in Search and Subscription revenue decline Search & Contextual revenue improved from down 19% in Q4’09 to down 6% in Q1’12
Subscription revenue improved from down 28%
in Q4’09 to down 15% in Q1’12
Strong expense controls Reduced Adjusted OIBDA ex-Patch expenses by
$500M since 2009

10%
(0%)
(10%)
(20%)
(30%)
(40%)
(50%)
(60%)
(70%)
Year-over-Year growth rate
Q4'09
Q1'10
Q2'10
Q3'10
Q4'10
Q1'11
Q2'11
Q3'11
Q4'11
Q1'12
(17%)
(42%)
(4%)
(5%)
Total Revenue
Adjusted OIBDA

We believe AOL is nearing an inflection point on our
path toward revenue and Adjusted OIBDA growth

Now vs. Then
Q4'09 Q1'12
Total Revenue (17%) (4%)
Adjusted OIBDA (42%) (5%)
We believe AOL’s revenue trend improvements and cost cutting initiatives have set the
Company up for future revenue and Adjusted OIBDA growth
AOL had its lowest
Adjusted OIBDA
decline in 4 years in
the first quarter of
2012

AOL’s revenue trends have improved rapidly
After exiting approximately $250 million of unprofitable
revenue in 2010, which impacted comparisons significantly,
AOL’s advertising revenue has grown year-over-year in each
of the last five quarters

Then vs. Now
Q4'09 Q1'12
Subscription Revenue (28%) (15%)
Advertising Revenue (8%) 5%
Total Revenue (17%) (4%)
Advertising revenue growth in Q1 2012 slowed due
to discrete issues regarding domestic display
advertising revenue. AOL has stated it expects
domestic display to improve in Q2, Q3 and Q4.
AOL returned advertising revenue
to year-over-year growth for the
first time in three years

Note: $ in millions
We believe there is significant leverage in AOL’s model

Revenue
Adjusted OIBDA
Given the fixed cost nature of producing content, incremental revenue has a high conversion to Adjusted OIBDA as
evidenced by AOL’s Adjusted OIBDA growth from Q3 2011 to
Q4 2011
Q3'11 Q4'11 Increase
Total Revenue $532 $577 45
Subscription $192 $195 3
Global Display $137 $171 34
Search & Contextual $85 $88 3
Third Party Network $96 $105 9
Other revenue $22 $18 (4)
Adjusted OIBDA $87 $125 38
Adj OIBDA to Revenue Conversion % 84%
$87
$125
$0
$100
$200
Q3'11 Q4'11
$532
$577
$0
$100
$200
$300
$400
$500
$600
Q3'11 Q4'11

AOL Inc. AOL has improved trends in all of its main revenue streams

Year-over-Year growth rate

Year-over-Year growth rate

Then vs. Now

	Q4'09	Q1'12
Global Search & Contextual Revenue	(19%)	(6%)

Trends in AOL’s subscription and search &
contextual revenue streams have materially
improved

Lowest decline in
~three years
% Year-over-Year Decline in Subscription Revenue
% Year-over-Year Decline in Global Search & Contextual
Then vs. Now
Q4'09 Q1'12
Subscription Revenue (28%) (15%)
Driven by lowest subscriber churn in 7 years
and lowest subscriber decline in five years
(28%)
(15%) (20%)
(10%)
0%
10%
Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11 Q4'11 Q1'12
(30%)
(19%)
(6%)
(30%)
(20%)
(10%)
0%
10%
Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11 Q4'11 Q1'12
(40%)

40%
30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
(50%)
Year-over-Year growth rate
Q4'09
Q1'10
Q2'10
Q3'10
Q4'10
Q1'11
Q2'11
Q3'11
Q4'11
Q1'12
1%
(4%)
(8%)
(19%)
23%
5%
1%
(6%)
[redacted]
Advertising
Global Display
Global Search& Contextual
Global Third Party

Then vs. Now

	Q4'09	Q1'12
Global Display Revenue	(4%)	1%
Global Search & Contextual Revenue	(19%)	(6%)
Global Third Party Revenue	1%	23%
Total Advertising Revenue	**(8%)**	**5%**

AOL advertising revenue is growing again
AOL global advertising has grown year-over-year since the
second quarter of 2011

% Year-over-Year Growth (Decline) in Advertising Revenue
Advertising revenue growth in Q1 2012 slowed due
to discrete issues regarding domestic display
advertising revenue. AOL has noted it expects
domestic display to improve in Q2 , Q3 and Q4.

Then vs. Now
Q4'09
Q1'12
Global Third Party Network Revenue
1%
23%
Traffic Acquisition Cost Growth
12%
13%
30%
10%
(10%)
(30%)
(50%)
(70%)
Year-over-Year growth rate
12%
1%
Negative Margin
Q4'09
Q1'10
Q2'10
Q3'10
Q4'10
Q1'11
Q2'11
Q3'11
Q4'11
Q1'12
23%
13%
Increased Margin
Global Third Party Network Revenue
TAC Expense

(1) Traffic acquisition cost (TAC) is the commission AOL pays third party publishers to sell advertising inventory on those publishers online properties
Third Party Network revenue is increasing faster
than traffic acquisition cost (1)
Margins are expanding in AOL’s Third Party Network

AOL Inc. We believe AOL’s display revenue improvements are being driven by rapid growth in premium formats and video smartwater

12 05

Aol. On
CHANNELS
TRENDING TOPICS
FACEBOOK FOUNDER CHANGES HIS STATUS TO 'MARRIED'
TOP PICKS
MUST SEE!!!
10 Things You Didn't Know About Beer
Demi's First Gig Since Rehab
Wiig's Emotional SNL Sendoff
MIB³

We believe AOL has some of the best and fastest
growing products in the industry
Project Devil Video
• Devil interaction rates significantly outperform industry
rich media formats
• Devil ad penetration is less than 1%. For every 1
percentage point we increase Devil penetration on
AOL properties we expect to increase AOL Ad
revenue by approximately $40 million
• AOL is the 6th largest video network in the U.S.
(1)
• eMarketer projects >50% growth in ad spend on
video in 2012
(2)
• AOL sold over 1 billion video impressions in Q1
2012 vs. ~500 million impressions in Q1 2011

Source: (1) comScore (March 2012)
(2) eMarketer (February 2012)

Ad.com Group provides scale and performance for
advertisers while maximizing yield for publishers
An end-to-end solution
for Advertisers and Publishers
Advertising.com - comScore: a leading ad network in
US, UK & Canada
Pictela - AOL's own premium ad format, IAB Portrait
unit powered by Pictela technology
5 Min Media – leading syndication platform for
broadband instructional, knowledge and lifestyle
videos
Goviral - Distributes branded video content,
guaranteeing audiences and user initiated video plays
for advertisers on a pay-for-performance basis
AOL On - Premium video channels with interactive ad
units, and dynamic video formats
ADTECH - Industry-leading ad serving solutions that
manage advertising campaigns across all formats.
ASL - Premium Pay-Per-Click text ad network

“Third Party Strong, Momentum Continues – AOL’s Third
Party revenue (Ad.com, plus acquisitions) grew
sequentially for the seventh straight quarter to $110.2m
(+23.3% Y/Y), ahead of our $98.3m estimate.”
Ross Sandler  RBC Capital Markets  5/10/2012
Q1 2010
Revenue decline of -17%
Q1 2012
Revenue growth of +23%

AOL Inc. We expect AOL to rapidly grow revenue and reduce expenses at Patch

We believe Patch is AOL’s organic “game changer”

A hyper-local platform at the heart of what’s
working best nationally…
We believe Patch has:
• Significant existing audience reach
• A very valuable audience
• Deep and broad advertiser relationships
• Tremendous data to drive performance
Remaining Investment
• AOL has made the difficult, but we
believe the correct decision to invest
in hyper-local through our P&L
rather than through acquisition
• 2011 was the high water mark in
terms of Adjusted OIBDA
investment
• AOL expects Patch to generate
between $40 and $50 million in
revenue in 2012
• AOL is firmly committed to Patch
run-rate profitability by Q4 2013
Source:  BIA/Kelsey Annual U.S. Local Media Forecast, 2010-2016, (March 2012)
Local advertising is expected to be a $40 billion market by 2016.  We believe we have created a game changing hyper-local platform for communities across the U.S. and
AOL has a plan to both grow Patch revenue and operate Patch more efficiently

AOL Inc. AOL has a track record of expense reduction

AOL has reduced its expense base by $500 million (ex
Patch)
$500 million (ex Patch) of cost reductions include
approximately $150 million in shared corporate and
technology cost eliminations

Note: $ in billions
(1) Huffington Post & goviral acquisitions
(2)  2012 run rate based on AOL’s Q1 expense rate
Cost reductions have been a significant part of the AOL turnaround. We reduced costs by $500 million in 2010
After completing acquisition integration in early 2011, we have reduced costs from Q2 2011 to Q1 2012 by a $140 million annual run-rate
Patch
Annual Operating Expense Reduction Headcount Reduction (excl. Patch)
Key Actions
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
8,000
2009 2011 Q1 2012
6,700
4,250
4,072
0.0
0.5
1.0
1.5
2.0
$2.5
2009 2010 2011 2012
$2.2bn
$1.7bn
$1.9bn
(1)
(2)
(1)
$1.6bn
$1.7bn $1.7bn

AOL Inc. We believe AOL’s model has significant leverage as we grow revenue and manage expenses

AOL’s strategy and investment is focused on increasing
revenue while reducing the significant cost base we inherited
Illustrative AOL Branded Content Channel
Potential Direct Revenue Less Costs
(1)
Margin
Assuming Fixed Cost Base
Direct Revenue 100%
Costs
(1)
80%
% Revenue 20%
Cost
Reduction
Revenue Growth Rate
0% 5% 10% 15%
0% 20% 24% 27% 30%
5% 24% 28% 31% 34%
10% 28% 31% 35% 37%
15% 32% 35% 38% 41%
• Prior to shared corporate and technology costs, many
AOL properties are profitable with industry margins
• AOL believes Starboard’s analysis incorrectly allocates
100% of AOL’s shared corporate and technology
infrastructure to one area of AOL’s business
• There is significant leverage to the model when
revenue grows and/or costs are reduced
• AOL is growing advertising revenue again
• AOL has a track record of expense reduction

AOL has a model for creating profitable stand-alone
properties with attractive margins
We believe AOL’s current revenue and cost initiatives will
meaningfully increase profitability
(1) Costs are prior to shared corporate and infrastructure costs and include, among others: traffic acquisition, content, ad sales, direct technology and marketing expenses

AOL Inc. Wall Street is projecting Adjusted OIBDA growth in 2013

AOL INCORPORATION (Non Per Share Data in USD MM)

EBITDA

Important Notices

DEC12 Estimates reflect adoption of FAS123(R)

Estimate Summary

	Ests	Mean	Hi	Low
Real Time:	9	346.08	361.80	326.00
Filtered/Preliminary Mean**:	9	346.08	361.80	326.00
30 Day Ago Mean:	9	309.84	326.00	277.80

* Only selected brokers below are included in the filtered mean

AOL INCORPORATION (Non Per Share Data in USD MM)

EBITDA

Important Notices

DEC13 Estimates reflect adoption of FAS123(R)

Estimate Summary

	Ests	Mean	Hi	Low
Real Time:	9	354.20	369.28	320.00
Filtered/Preliminary Mean**:	9	354.20	369.28	320.00
30 Day Ago Mean:	8	312.18	360.00	251.80

* Only selected brokers below are included in the filtered mean

Recent trends have resulted in Wall Street projecting AOL returns to Adjusted OIBDA growth in
2013. Following AOL’S Q1 2012 earnings call, analysts increased their 2012 and 2013 Adjusted
OIBDA estimates by $36 million and $42 million, respectively.

(1) Thomson First Call estimates as of 5/27/2012
Wall Street expects AOL to grow Adjusted OIBDA
by 2% in 2013 (1)

Appendix

Reconciliation of Non-GAAP Measures (1)
(1)   This schedule includes the financial measures Adjusted OIBDA and Free Cash Flow, which are non-GAAP financial measures. These measures may be different than similarly-titled non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP)
(2)   We define Adjusted OIBDA as operating income before depreciation and amortization excluding the impact of restructuring costs, noncash equity-based compensation, gains and losses on all disposals of assets (including those recorded in costs of revenues) and noncash asset impairments. We consider Adjusted OIBDA to be a useful metric for management and investors to evaluate and compare the performance of our business on a consistent basis across reporting periods, as it eliminates the effect of noncash items such as depreciation of tangible assets, amortization of intangible assets that were primarily recognized in business combinations and asset impairments and write-offs, as well as the effect of restructurings and gains and losses on asset sales, which we do not believe are indicative of our core operating performance. We exclude the impacts of  equity-based compensation to allow us to be more closely aligned with the industry and analyst community.
A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business or the current or future expected cash expenditures for restructuring costs.  The Adjusted OIBDA measure also does not include equity-based compensation, which is and will remain a key element of our overall long-term compensation package.  Moreover, the Adjusted OIBDA measures do not reflect gains and losses on asset sales or impairment charges related to goodwill, intangible assets and fixed assets which impact our operating performance.  We evaluate the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets, investment spending levels and return on capital.
(in millions) 2010 2011 2012
Three months ended Year ended Three months ended Year ended
Three months
ended
31-Mar 30-Jun 30-Sep 31-Dec 31-Dec 31-Mar 30-Jun 30-Sep 31-Dec 31-Dec 31-Mar
Operating income (loss) $80.7 ($1,331.8) $201.1 $67.4 ($982.6) ($11.8) ($5.8) $8.6 $54.8 $45.8 $31.4
Add: Depreciation 54.3 51.9 46.9 43.2 196.3 44.4 42.4 38.3 35.8 160.9 36.1
Add: Amortization of intangible assets  62.2 35.7 22.8 24.6 145.3 24.2 26.7 22.6 18.5 92.0 9.8
Add: Restructuring costs 23.4 11.1 (0.4) (0.3) 33.8 27.8 0.6 7.1 2.8 38.3 7.4
Add: Equity-based compensation 9.7 9.2 8.3 8.9 36.1 10.4 11.0 10.3 10.8 42.5 8.6
Add: Asset impairments and write-offs 1.4 1,415.9 7.8 1.4 1,426.5 1.5 2.7 0.9 2.5 7.6 0.9
Add: Losses/(gains) on disposal of consolidated businesses, net 0.0 0.0 (119.6) 13.6 (106.0) 1.6 - - - 1.6 -
Add: Losses/(gains) on other asset sales (0.4) (0.1) (0.7) (0.8) (2.0) 1.0 (1.0) (0.6) (0.6) (1.2) (0.4)
Adjusted OIBDA $231.3 $191.9 $166.2 $158.0 $747.4 $99.1 $76.6 $87.2 $124.6 $387.5 $93.8
Adjusted operating income before depreciation and amortization (OIBDA): (2)